Ellington Credit Company N-2

Exhibit 99.(l)(1)

1095 Avenue of the Americas

New York, NY 10036-6797

+1 212 698 3500 Main

+1 212 698 3599 Fax

www.dechert.com

September 1, 2026

Ellington Credit Company
53 Forest Avenue, Suite 301
Old Greenwich, CT 06870

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Ellington Credit Company, a Delaware statutory trust (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (the “Registration Statement”), filed on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to possible offerings from time to time of the following securities of the Company: (1) common shares of beneficial interest of the Company (“Common Shares”); (2) preferred shares of beneficial interest of the Company (“Preferred Shares”); (3) rights to purchase Common Shares (“Subscription Rights”); and (4) debt securities (“Debt Securities”) to be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee (the “Trustee”). The Common Shares, Preferred Shares, Subscription Rights and Debt Securities are collectively referred to herein as the “Securities.”

The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement (each, a “Prospectus Supplement”). This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Securities.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

Ellington Credit Company

September 1, 2026

(ii)	the Amended and Restated Declaration of Trust of the Company (the “Declaration of Trust”);
(iii)	the Amended and Restated Bylaws of the Company (the “Bylaws”);
(iv)	the form of subscription certificate evidencing the Subscription Rights;
(v)	the form of supplement to the Declaration of Trust for Preferred Shares;
(vi)	the form of Indenture;
(vii)	the form of underwriting agreement for equity securities;
(viii)	the form of underwriting agreement for debt securities;
(ix)	the form of subscription agent agreement for the Subscription Rights;
(x)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and
(xi)	the resolutions of the board of trustees of the Company (the “Board of Trustees”), relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents. We have further assumed that there has been no oral modification of, or amendment or supplement (including any express or implied waiver, however arising) to, any of the agreements, documents or instruments used by us to form the basis of the opinion expressed below.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that:

Ellington Credit Company

September 1, 2026

1.	The Common Shares, when (a) duly issued and sold by the Company in accordance with the Registration Statement and applicable Prospectus Supplement, upon conversion or exchange of Debt Securities or Preferred Shares or upon exercise of Subscription Rights as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof) may lawfully determine, will be validly issued, fully paid and nonassessable.
2.	The Preferred Shares, when (a) duly issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or upon conversion or exchange of Debt Securities as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof) may lawfully determine, will be validly issued, fully paid and nonassessable.
3.	The Subscription Rights, when duly issued in accordance with the Registration Statement and applicable Prospectus Supplement and the provisions of an applicable subscription certificate and any applicable, valid and binding subscription agreement, will be validly issued.
4.	The Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and (x) issued and sold in accordance with the Registration Statement and applicable Prospectus Supplement or (y) issued upon exchange or conversion of Preferred Shares as contemplated by the Registration Statement and applicable Prospectus Supplement and (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor as the Board of Trustees (or a duly authorized committee thereof or a duly authorized officer of the Company) may lawfully determine, will be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

Ellington Credit Company

September 1, 2026

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Securities offered pursuant to the Registration Statement and appropriate Prospectus Supplement:

(i)	the Board of Trustees, including any appropriate committee appointed thereby, and/or appropriate officers of the Company shall have duly (x) established the terms of the Securities and (y) authorized and taken any other necessary trust or other action to approve the creation, if applicable, issuance and sale of the Securities and related matters (including with respect to Preferred Shares, the execution and acknowledgment of a supplement to the Declaration of Trust in accordance with the applicable provisions of the Delaware Statutory Trust Act) and any Securities consisting of Common Shares or Preferred Shares, and any Common Shares or Preferred Shares for or into which any other Securities are exercisable, exchangeable or convertible, shall have been duly reserved for issuance and such authorizations and actions have not been rescinded;

(ii)	resolutions establishing the definitive terms of and authorizing the Company to register, offer, sell and issue the Securities shall remain in effect and unchanged at all times during which the Securities are offered, sold or issued by the Company;
(iii)	the definitive terms of each class and series of the Securities not presently provided for in the Registration Statement or the Declaration of Trust, and the terms of the issuance and sale of the Securities (x) shall have been duly established in accordance with all applicable law and the Declaration of Trust and Bylaws (collectively, the “Charter”), any Indenture, underwriting agreement and subscription agreement and any other relevant agreement relating to the terms and the offer and sale of the Securities (collectively, the “Documents”) and the authorizing resolutions of the Board of Trustees, and reflected in appropriate documentation reviewed by us, and (y) shall not violate any applicable law, the Charter or the Documents (subject to the further assumption that such Charter and Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of (nor constitute any event which with notice, lapse of time or both would constitute a default under or result in any breach of) any agreement or instrument binding upon the Company and shall comply with any restriction imposed by any court or governmental body having jurisdiction over the Company;
(iv)	upon issuance of any Preferred Shares or Common Shares, including upon exercise, conversion or exchange of Securities, the total number of Preferred Shares or Common Shares issued and outstanding shall not exceed the total number of Preferred Shares or Common Shares, as applicable, that the Company is then authorized to issue under the Declaration of Trust;
(v)	the interest rate on the Debt Securities shall not be higher than the maximum lawful rate permitted from time to time under applicable law;

Ellington Credit Company

September 1, 2026

(vi)	the Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) and any certificates representing the relevant Securities (including any Securities issuable upon exercise, conversion or exchange of other Securities) shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement and, if applicable, duly executed and delivered by the Company and any other appropriate party;
(vii)	each of the Indenture, subscription agreement and any other relevant agreement has been duly authorized, executed and delivered by, and shall constitute a valid and binding obligation of, each party thereto (other than the Company);
(viii)	the Registration Statement (including all necessary post-effective amendments), and any additional registration statement filed under Rule 462 under the Securities Act, shall be effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded;
(ix)	an appropriate Prospectus Supplement shall have been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder describing the Securities offered thereby;
(x)	the Securities shall be issued and sold in compliance with all U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable Prospectus Supplement and there shall not have occurred any change in law affecting the validity of the opinions rendered herein;
(xi)	if the Securities will be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Securities in the form filed as an exhibit to the Registration Statement or any post-effective amendment thereto, or incorporated by reference therein, shall have been duly authorized, executed and delivered by the Company and the other parties thereto;
(xii)	the Indenture has been, and shall continue to be, duly qualified under the Trust Indenture Act of 1939, as amended; and
(xiii)	in the case of an agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Ellington Credit Company

September 1, 2026

The opinions set forth herein as to enforceability of obligations of the Company are subject to: (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and the discretion of the court or other body before which any proceeding may be brought; (ii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iii) provisions of law which may require that a judgment for money damages rendered by a court in the United States be expressed only in U.S. dollars; (iv) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars (or a judgment denominated other than in U.S. dollars in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (v) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

We express no opinion as to the validity, legally binding effect or enforceability of any provision in any agreement or instrument that (i) requires or relates to payment of any interest at a rate or in an amount which a court may determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (ii) relates to governing law and submission by the parties to the jurisdiction of one or more particular courts.

We are members of the bar of the State of New York, and the foregoing opinions are limited to the laws of the State of New York and the Delaware Statutory Trust Act.

The opinions expressed herein are based upon the law as in effect and the documentation and facts known to us on the date hereof. We have not undertaken to advise you of any subsequent changes in the law or of any facts that hereafter may come to our attention.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Counsel” in the prospectus which forms a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any prospectus supplement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Ellington Credit Company

September 1, 2026

 Very truly yours,

/s/ Dechert LLP